FHLB Des Moines Releases 2020 Director Election Results

On November 5, 2020, the Board of Directors reviewed the results of the 2020 Member and Independent Director Election. Federal Home Loan Bank of Des Moines is pleased to announce the director terms commencing January 1, 2021.

Member Director Election Results

Washington- 1 seat available

Number of institutions eligible to vote:	77
Number of institutions who voted:	55
Total eligible votes per candidate:	1,458,402

Total Votes	Jon M. Jones, President and CEO	Elected - 4 year term
760,628	Washington Business Bank	01/01/21 - 12/31/24
Olympia, Washington

Total Votes	Melba A. Bartels, Executive Vice President and CFO
419,588	Boeing Employees’ Credit Union
Tukwila, Washington

Oregon- 1 seat available (No Election)

James W. Hunt, Senior Vice President and CFO	Elected - 4 year term
OnPoint Community Credit Union	01/01/21 - 12/31/24
Portland, Oregon

On August 18, 2020, in accordance with Federal Housing Finance Agency regulations, James Hunt was declared elected by the FHLB Des Moines to serve on the Federal Home Loan Bank Board for a four-year term commencing January 1, 2021. Mr. Hunt was the only eligible candidate who chose to stand for election and was therefore elected to fill the one directorship in Oregon.

Independent Director Election Results

District-wide – 2 seats available

Number of institutions eligible to vote:	1,338
Number of institutions who voted:	356
Total eligible votes per candidate:	13,110,784

Total Votes	Ruth B. Bennett	Elected - 4 year term
3,539,892	Vancouver, Washington	01/01/21 - 12/31/24
26.99%

Total Votes	Carol K. Nelson	Elected - 4 year term
3,679,857	Edmonds, Washington	01/01/21 - 12/31/24
28.06%